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                                                                    Exhibit 99.3

                                     CONSENT
                      OF JAMES HARDIE N.V. DIRECTOR NOMINEE



        The undersigned hereby acknowledges that he is named as a person expected to become a member of the Supervisory Board of James Hardie N.V., a company incorporated under the laws of The Netherlands (the "Company"), in the Company's Registration Statement on Form F-1, relating to the public offering of common stock of the Company, and consents to the use of his name in that regard.



Date:  September 1, 1998                    /s/ Roger Siboni
                                            ----------------
                                            Name:  Roger Siboni